UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2019

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On March 1, 2019, we issued a press release announcing our financial results for the fourth quarter and the year ended December 31, 2018. A copy of our press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Our press release, included herein, makes reference to non-U.S. GAAP financial measures, which management believes are useful for investors by offering the ability to better evaluate operating performance and to better understand how management evaluates the business. These non-U.S. GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by U.S. GAAP. Descriptions of the non-U.S. GAAP financial measures are discussed below.
We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, and depreciation, amortization and accretion, including our proportionate share of net income (loss) before interest expense, income taxes, and depreciation, amortization and accretion of unconsolidated investments. Adjusted EBITDA also excludes the effect of certain mark-to-market adjustments, gain or loss related to acquisitions, divestitures, or refinancing transactions, adjustments from unconsolidated investments, and infrequent items not related to normal or ongoing operations. In calculating Adjusted EBITDA, we exclude mark-to-market adjustments to the value of our derivatives because we believe that it is useful for investors to understand, as a supplement to net income (loss) and other traditional measures of operating results, the results of our operations without regard to periodic, and sometimes material, fluctuations in the market value of such assets or liabilities.
Management believes Adjusted EBITDA assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that our management believes are not indicative of our core operating performance and to compare our business to that of our peers. Using Adjusted EBITDA, which is a non-U.S. GAAP measure, enables our management to evaluate our operating performance, our ability to meet debt service and other capital obligations and to measure the effectiveness of our overall capital structure. The most directly comparable U.S. GAAP measure to Adjusted EBITDA is net income (loss).
However, Adjusted EBITDA has limitations as an analytical tool. Some of these limitations include:

•	Adjusted EBITDA

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•
does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, or our proportional interest in the interest expense of our unconsolidated investments or the cash requirements necessary to service interest or principal payments on the debt borne by our unconsolidated investments;

•
does not reflect our income taxes or the cash requirement to pay our taxes; or our proportional interest in income taxes of our unconsolidated investments or the cash requirements necessary to pay the taxes of our unconsolidated investments;

•
does not reflect depreciation, amortization and accretion which are non-cash charges; or our proportional interest in depreciation, amortization and accretion of our unconsolidated investments. The assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	does not reflect the effect of certain mark-to-market adjustments and non-recurring items or our proportional interest in the mark-to-market adjustments at our unconsolidated investments.

•
We do not have control, nor have any legal claim to the portion of the unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for the unconsolidated investments in accordance with the equity method of accounting. Net earnings from these investments are reflected within our consolidated statements of operations in "Earnings in unconsolidated investments, net." Adjustments related to our proportionate share from unconsolidated investments include only our proportionate amounts of interest expense, income taxes, depreciation, amortization and accretion, and mark-to-market adjustments included in "Earnings in unconsolidated investments, net;" and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. You should not consider Adjusted EBITDA as an alternative to net income (loss), as determined in accordance with U.S. GAAP.
We define cash available for distribution as Adjusted EBITDA further adjusted to (i) subtract unconsolidated investment earnings, (ii) subtract interest expense, less non-cash items, (iii) subtract distributions to noncontrolling interests, (iv) subtract principal payments paid from operating cash flows, (v) subtract income taxes, (vi) subtract non-expansionary capital expenditures, (vii) add distributions from unconsolidated investments, (viii) add net release of restricted cash, (ix) add stock-based compensation, (x) add pay-go contributions, and (xi) add or subtract other items as necessary to present the cash flows we deem representative of our core business operations.
Management believes that cash available for distribution is indicative of our core operating performance. As a result, as of December 31, 2018, we have changed our key metric, cash available for distribution, from a liquidity metric to a performance metric. For the periods presented, we reconcile Adjusted EBITDA and cash available for distribution to net income (loss), the most directly comparable GAAP financial measure. The change to a performance metric did not change the amount of cash available for distribution previously reported. Cash available for distribution is a supplemental performance measure used by management and external users of our financial statements to measure our performance across reporting periods on a consistent basis by excluding items that our management believes are not indicative of our core operating performance and to compare our business to that of our peers. Cash available for distribution serves as an important measure of our performance and enables our management to evaluate our ability to meet dividend expectations, the amount of internal capital available for new investment opportunities that can enhance our ability to grow our dividends over time, and the suitability of our corporate debt levels.
However, cash available for distribution has limitations as an analytical tool. Some of the limitations are:

•	Cash available for distribution:

◦	excludes depreciation, amortization and accretion;

◦	does not capture the level of capital expenditures necessary to maintain the operating performance of our projects or complete the construction of acquired projects;

◦	is not reduced for principal payments on our project indebtedness except to the extent they are paid from operating cash flows during a period; and

◦	excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations.

•	Other companies in our industry may calculate cash available for distribution differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, cash available for distribution should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. You should not consider cash available for distribution as an alternative to net income (loss), determined in accordance with U.S. GAAP, nor does it represent funds actually available to fund our current dividend commitments.
Item 7.01 Regulation FD Disclosure.
In addition to the earnings press release discussed in Item 2.02 above, on March 1, 2019, we are also providing Operating Metrics: Production Performance for long-term average production ("LTA") compared to actual production, including compensated curtailment for the quarter ended December 31, 2018 and expected long-term average production for 2019. Such information is furnished herewith as Exhibit 99.2.

The information included in this Current Report on Form 8-K, including the exhibits attached hereto under Items 2.02 and 7.01, is "furnished" and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Pattern Energy Group, Inc. on March 1, 2019
99.2	Operating Metrics: Production Performance, Q4 2018 and Expected Long Term Average Production 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 1, 2019

PATTERN ENERGY GROUP INC.

By:	/s/ Michael J. Lyon
Name: Michael J. Lyon
Title: Chief Financial Officer
(Principal Financial Officer)